Fourth Quarter 2021 Earnings Conference Call 1/18/2022 HANCOCK WHITNEY Exhibit 99.2

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, loan growth expectations, management’s predictions about charge-offs for loans, the impact of the COVID-19 pandemic on the economy and our operations, the adequacy of our enterprise risk management framework, the ongoing impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of the change in the referenced rate reform, deposit trends, credit quality trends, the impact of natural or man-made disasters, the impact of PPP loans and forgiveness on our results, changes in interest rates, inflation, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Given the many unknowns and risks being heavily weighted to the downside, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain and inoculate our population against COVID-19 and other variants thereof are unsuccessful and restrictions on movement are re-imposed, the economic impact could continue to be substantial. The COVID-19 outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements HNCOCK WHITNEY 2

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at investors.hancockwhitney.com. AFS – Available for sale securities ACL – Allowance for credit losses Annualized – Calculated to reflect a rate based on a full year B – Dollars in billions bps – basis points CARES Act – Coronavirus Aid Relief, and Economic Security Act CCB – Capital Conservation Buffer C&D – Construction and land development loans C&I – Commercial and industrial loans CDI – Core Deposit Intangible CECL – Current Expected Credit Losses (accounting standard effective 1/1/2020) CET1 – Common Equity Tier 1 Ratio Core Loans - Loans excluding PPP activity COVID-19 – Pandemic related virus CRE – Commercial real estate DDA – Noninterest-bearing demand deposit accounts DP – Data processing (e) – estimated *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items EOP – End of period EPS – Earnings per share Excess liquidity - deposits held at the Fed plus investment in the bond portfolio above normal levels Fed - Federal Reserve Bank FTE – Full time equivalent FV – Fair Value HFS – Held for sale HTM – Held to maturity securities ICRE – Income-producing commercial real estate IRR – Interest rate risk LIBOR – London Inter-Bank Offered Rate Line Utilization - represents the used portion of a revolving line resulting in a funded balance for a given portfolio; credit cards, construction loans (commercial and residential), and consumer lines of credit are excluded from the calculation Linked-quarter (LQ) – current quarter compared to previous quarter LOB – Line of Business LQA – Linked-quarter annualized M&A – Mergers and acquisitions MM – Dollars in millions MMDDYY – Month Day Year NII – Net interest income *NIM – Net interest margin (TE) NPA – Nonperforming assets NPL – Nonperforming loans OCI – Other comprehensive income OFA – Other foreclosed assets *Operating – Financial measure excluding nonoperating items *Operating Leverage – Operating revenue (TE) less operating expense; also known as PPNR ORE – Other real estate PAA – Purchase accounting accretion from business combinations *PPNR – Pre-provision net revenue (operating); also known as operating leverage PPP – SBA’s Paycheck Protection Program related to COVID-19 PY – Prior year ROA – Return on average assets ROTCE – Return on tangible common equity SBA – Small Business Administration S1 – Stronger Near-term Growth S2 – Slower Near-term Growth Structured solutions – active term modification of original contractual loan agreement TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) TDR – Troubled Debt Restructuring *TE – Taxable equivalent (calculated using the current statutory federal tax rate) VERP – Voluntary Early Retirement Program XHYY – Half Year XQYY – Quarter Year Y-o-Y – Year over year HNCOCK WHITNEY 3

Corporate Profile (as of December 31, 2021)

- $36.5 billion in Total Assets
- $21.1 billion in Total Loans
- $30.5 billion in Total Deposits
- CET1 ratio 11.16%(e)
- Tangible Common Equity (TCE) ratio 7.71%
- $4.3 billion in Market Capitalization
- 177 banking locations and 240 ATMs across our footprint
- Approximately 3,500 (FTE) employees corporate-wide
- Moody's long-term issuer rating: Baa3; outlook stable
- S&P long-term issuer rating: BBB; outlook stable
- Named one of America's Best Midsize Employers by Forbes
- Rated among the strongest, safest financial institutions in the country by BauerFinancial, Inc. for 129 consecutive quarters
- Earned top customer service marks with Greenwich Excellence Awards
- Diversity, equity and inclusion (DEI) are fundamental to the spirit of HWC's purpose, mission and values


HANCOCK WHITNEY LOCATIONS

HWC
Nasdaq Listed

4

HANCOCK
WHITNEY

Fourth Quarter 2021 Highlights

- Net income totaled $137.7 million, or $1.55 per diluted share, up $8.2 million, or $0.09 per share, linked quarter
  - 4Q21 results include ($4.9) million, or ($0.04) per share, of net nonoperating **income** items; 3Q21 results included ($1.4) million, or ($0.01) per share, of net nonoperating **income** items
  - Excluding the impact of nonoperating items, EPS would be $1.51, up $0.06 linked quarter
- Operating pre-provision net revenue (PPNR)* totaled $134.2 million, down less than 1%, linked-quarter
- Core loan growth of $652.5 million, or 13% LQA, more than offset the impact of $404.3 million in PPP loan forgiveness leading to an overall increase in total loans of $248.3 million, or 4.8% LQA
- Deposits increased $1.3 billion, or 17% LQA, as noninterest-bearing demand deposits increased $739.4 million resulting from Hurricane Ida recovery proceeds and interest-bearing accounts increased $518.3 million mainly from seasonal public funds deposits
- $29.1 million reserve release and $0.7 million in net charge-offs led to a negative provision for credit losses of $28.4 million
- ACL coverage remained strong at 1.76%; 1.80% excl PPP loans
- Both nonperforming loans and criticized commercial loans declined 6% and 2%, respectively linked-quarter
- The continued impact of excess liquidity, driven mainly by PPP loan forgiveness and Hurricane Ida related deposits, led to a 14 bps compression in reported NIM
- TCE ratio 7.71%, down 14 bps

($s in millions; except per share data)	4Q21	3Q21	4Q20
Net Income	$137.7	$129.6	$103.6
Provision for credit losses	(28.4)	(27.0)	24.2
Net nonoperating (income)/expense items	(4.9)	(1.4)	–
Earnings Per Share – diluted	$1.55	$1.46	$1.17
Return on Assets (%) (ROA)	1.53	1.46	1.25
Return on Tangible Common Equity (%) (ROTCE)	20.13	19.22	16.74
Net Interest Margin (TE) (%)	2.80	2.94	3.22
Net Charge-offs (%)	0.01	0.03	0.44
CET1 Ratio (%)	11.16(e)	11.17	10.61
Tangible Common Equity (%)	7.71	7.85	7.64
Pre-Provision Net Revenue (TE)*	$134.2	$134.8	$130.6
Efficiency Ratio (%)	56.6	57.4	58.2

*Non-GAAP measure: see appendix for non-GAAP reconciliation

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HANCOCK WHITNEY

2021 Highlights Net income of $463.2 million, or $5.22 per diluted share, compared to a net loss of $45.2 million, or ($.54), in 2020 Results include $35.9 million, or $0.31 per share, of net nonoperating expense items, mostly related to efficiency initiatives Operating pre-provision net revenue (PPNR)* totaled $537.6 million, up $46.5 million, or 9%, compared to 2020 Negative provision for credit losses of $77.5 million in 2021 compared to a provision for credit losses of $602.9 million in 2020 2020 provision for credit losses included $160.1 million related to energy loan bulk sale and $442.8 million largely related to the economic impact on borrowers from the pandemic Core loan growth of $818.5 million, or 4.1%, partially offset the impact of $1.5 billion in net PPP loan forgiveness resulting in an overall decrease in total loans of $655.6 million for the year Deposits increased $2.8 billion, or 10.0%, mainly attributed to stimulus funding and Hurricane Ida recovery proceeds Criticized commercial loans declined $106 million, or 27%, and nonperforming loans declined $85 million, or 59%, from a year earlier NIM declined 32 bps to 2.95% reflecting the continued impact from historic levels of excess liquidity and the low rate environment *Non-GAAP measure: see appendix for non-GAAP reconciliation ($s in millions; except per share data) 2021 2020 Net Income (loss) $463.2 ($45.2) Provision for credit losses excluding energy loan sale (77.5) 442.8 Provision related to energy loan sale -— 160.1 Net nonoperating (income)/expense items 35.9 -— Earnings (loss) Per Share – diluted $5.22 ($.54) Return on Assets (%) (ROA) 1.32 (0.14) Return on Tangible Common Equity (%) (ROTCE) 17.74 (1.82) Net Interest Margin (TE) (%) 2.95 3.27 Net Charge-offs (%) 0.15 1.78 CET1 Ratio (%) 11.16(e) 10.61 Tangible Common Equity (%) 7.71 7.64 Pre-Provision Net Revenue (TE)* $537.6 $491.2 Efficiency Ratio (%) 57.3 60.1

Loans totaled $21.1 billion, up $248.3 million, net, linked-quarter $652.5 million in core loan growth, or 13% LQA $404.3 million in PPP loan forgiveness Quarterly core loan growth (excl PPP) impacted by: Growth across entire footprint Increased loan pipeline pull-through rate Tailwinds and headwinds to future core loan growth: Tailwinds: Improvement in economic activity across our footprint Deployment of excess liquidity Improvement of utilization rates Headwinds: Amortizing only indirect portfolio No new production planned in the energy sector Higher than projected payoffs and paydowns Core Loan Growth Accelerates in 4Q Driving a Strong Finish to 2021 Bar Chart

Higher Production Levels Driving Loan Growth; Yield on New Loans Impacted By Rate Environment * Excluding PPP loans

Paycheck Protection Program (PPP) Loans Under the original and extended Paycheck Protection Programs (PPP), the company originated more than 20,000 loans totaling $3.3 billion During 4Q21, $404.3 million in PPP loans were forgiven Expect majority of remaining PPP loans to be forgiven by 2Q22; minimal impact from PPP in 2H22 Unamortized fees totaled $7.3 million as of December 31, 2021   Quarterly Impact $ in millions except per share data EOP PPP Net Income PPNR Fees Amortized NIM EPS 2Q20 $2,287 $12.8 $16.2 $13.0 0.05% $0.15 3Q20 2,324 15.3 19.3 17.0 0.06% 0.17 4Q20 2,005 14.7 18.6 15.7 0.05% 0.17 1Q21 2,346 14.3 18.2 14.2 0.04% 0.16 2Q21 1,418 15.8 20.0 16.9 0.09% 0.18 3Q21 935 11.9 15.3 14.4 0.11% 0.13 4Q21 531 8.4 10.9 10.3 0.09% 0.09 West 25% Central 39% East 36% HNCOCK WHITNEY 7

NPLs, Criticized Commercial Loans Continue Improvement To Among Best in Class Criticized commercial loans totaled $287 million, or 1.73% of total commercial loans (excluding PPP loans), at December 31, 2021, down $7 million, or 2%, linked-quarter and down $106 million, or 27%, from a year ago Nonperforming loans totaled $59 million, or 0.29% of total loans (excluding PPP loans), at December 31, 2021, down $4 million, or 6%, linked-quarter and down $85 million, or 59%, from a year ago *Ratios exclude PPP loans Total Loans excl. PPP $19,784 $19,319 $19,731 $19,951 $20,603 Total Commercial Loans excl. PPP 15,262 15,074 15,639 15,977 16,596 Criticized Commercial Loans 393 348 330 294 287 Total Nonperforming Loans 144 115 87 63 59 2.31% 0.59% 2.11% 0.44% 0.32% 1.73% 0.29% $700 $600 $500 $400 $300 $200 $100 $0 3Q20 4Q20 1Q21 2Q21 3Q21 HNCOCK WHITNEY 12

Modest Reserve Release Continues Negative provision for the quarter of ($28.4) million, reflects $0.7 million of net charge-offs and a reserve release of $29.1 million Weighting applied to Moody's December 2021 economic scenarios was 40% Baseline and 60% slower growth (S2), compared to 50% Baseline and 50% slower growth in the prior quarter Scenario mix and weighting captures potential for slower near term economic growth than provided for in the baseline scenario Significant assumptions in economic forecasts include varied size and timing of government infrastructure spend, and resolution or containment of the coronavirus pandemic  ($s in millions) Net Charge-Offs Reserve Release Total Provision Commercial ($0.5) ($27.3) ($27.8) Mortgage ---  (0.4) (0.4) Consumer 1.2 (1.4) (0.2) Total $0.7 ($29.1) ($28.4) 12/31/2021 9/30/2021 Portfolio ($ in millions) Amount % of Loan and Leases Outstanding Amount % of Loan and Leases Outstanding Commercial (excluding PPP) $279 1.68% $307 1.92% Mortgage 30 1.26% 31 1.32% Consumer 32 2.02% 33 2.05% PPP Loans 1 0.10% 1 0.10% Allowance for Loan and Lease Losses $342 1.62% $372 1.78% Reserve for Unfunded Lending Commitments 29 --- 29 ---  Allowance for Credit Losses $371 1.76% $401 1.92% Allowance for Credit Losses – Excluding PPP Loans $370 1.80% $400 2.00%

Securities Portfolio Positioned Well for Future Rise in Rates Securities portfolio (excluding unrealized gains) totaled $8.6 billion, up $299 million, or 4%, linked-quarter 18% HTM, 82% AFS $1.8 billion, or 26% of AFS securities, are FV hedged, and provide OCI protection and flexibility to reposition and/or reprice portfolio in a rising rate environment Yield 1.86%, down 5 bps linked-quarter Purchases during 4Q21 of $570 million at yield of 1.58% included $300 million of liquidity deployment and $270 million in reinvestment of runoff on bond portfolio Unrealized net gain of $2.2 million on AFS at December 31, 2021 compared to $57.4 million at September 30, 2021 Premium amortization totaled $12.2 million, down $0.1 million linked-quarter Effective duration of 4.25 years at year-end compared to 4.41 years at September 30, 2021 Securities Portfolio Mix 12/31/20 $s in millions CMBS $2,873 41% CMO $513 7% U.S. Agencies and other $219 3% RMBS $2,582 36% Munis $936 13% HNCOCK WHITNEY 15 Bar chart,pie chart

Seasonality and Hurricane Recovery Proceeds Drive Quarterly Growth Total deposits of $30.5 billion, up $1.3 billion, or 4.3%, linked-quarter Noninterest-bearing demand deposits (DDAs) increased $739.4 million due to hurricane recovery proceeds and seasonal deposit inflows Interest-bearing public fund deposits increased $239.2 million primarily relating to normal deposit inflows that typically begin to runoff in the first quarter of each year Time deposits decreased $78.9 million, with a portion moving to transaction accounts in light of the low rate environment DDAs comprised 47% of total period-end deposits December cost of deposits 6 bps, down 1 bp from September 2021 Total Deposits 12/31/20 $s in millions Time Deposits (retail) $1,835 7% Time Deposits (brokered) $14 ― Interest-bearing public funds $3,235 12% Interest-bearing transaction & savings $10,414 37% Noninterest bearing $12,200 44% $s in billions Avg Qtrly Deposits LQA EOP growth $28.0 $26.0 $24.0 $22.0 $20.0 $18.0 $16.0 1Q20 $24.3 20% 2Q20 $26.7 37% 3Q20 $26.8 -4% 4Q20 $27.0 10% 1Q21 $27.0 10% HNCOCK WHITNEY 15 Bar chart,pie chart

Net interest margin (NIM) 2.80%, down 14 bps linked-quarter NIM Headwinds: Ongoing impact of lower rates PPP loan forgiveness Continued elevated excess liquidity NIM Tailwinds: Deployment of excess liquidity into loans/bonds Steeper yield curve and potential 2022 rate increases Excess Liquidity Once Again Drives NIM Compression Cost of Deposits 0.60% 0.50% 0.40% 0.30% 0.20% 0.10% Mar-20 Apr-20 May-20 Jun 20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Mar-21e .59% .41% .33% .29% .25% .21% .20% .19% .17% .17% .13% 3.40% 3.30% 3.20% 3.10% 3.00% 2.90% 2.80% 3Q20 NIM (TE) Impact of Securities Portfolio Purchase/Premium amortization Impact of change in earnings asset mix Lower cost of deposits Net impact of interest reversals and recoveries/loan fees accretion 4Q20 NIM (TE) 0.02% 0.06% 0.05% 0.02% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 4Q19 1Q20 2Q20 3Q20 4Q20 4.69% 3.43% 2.56% 0.76% 4.56% 3.41% 2.53% 0.67% 4.04% 3.23% 2.47% 0.38% 3.95% 3.23% 2.31% 0.30% 3.99% 3.22% 2.23% 0.25% Loan Yield Securities Yield Cost of Fund NIM HNCOCK WHITNEY 18 Line chart

IRR Sensitivity

Loans

- Loans, excluding PPP, totaled $20.6 billion at December 31, 2021
  - 57% variable, 43% fixed
  - 61% ($7.1 billion) of variable loans are LIBOR-based (34% of loan portfolio excluding PPP)
  - 34% ($3.9 billion) of variable loans tied to Wall Street Journal Prime
  - $4.0 billion of variable loans have a floor ≥ 25 bps

Securities

- Planned investment of $1.5 billion of excess liquidity into bond portfolio started in 4Q21 with purchases of $570 million ($300 million with excess liquidity and $270 million in reinvestment of runoff on bond portfolio) at an average yield of 1.58%
- Will continue similar investment strategy to grow portfolio approximately $300 million per quarter through 4Q22

Swaps/ Hedges

- $1.1 billion of active receive fixed/pay 1 month LIBOR swaps designated as Cash Flow Hedges on the balance sheet
  - Receive 149 bps/pay 1 month LIBOR
  - No Cash Flow Hedges were terminated in the 4Q21
- $1.8 billion of pay fixed/receive Fed Effective swaps designated as Fair Value Hedges on $2.1 billion of securities
  - FV hedges have starting effective dates beginning in June 2023 through August 2025
  - At that point we pay fixed 1.32% and receive the fed fund effective rate (result is variable rate of FF+33 bps)
  - 26% of AFS investment securities on the balance sheet

Deposits

- Deposits totaled $30.5 billion at December 31, 2021
- 85% of deposits are low-interest (MMDA, savings) or noninterest bearing (DDA)
- Strategy will be to lag increases in deposit rates with any Fed rate increases
- Expect shift in deposit mix as interest rates begin to rise

Rate Betas

- Historical loan betas 48% (4Q15 – 3Q19)
- Historical deposit betas 25% (4Q15 – 3Q19, excluding brokered CDs)

Rate Floors		
Floor Rate	Balance *	Balance Cumulative
25-49 bps	$670 million	$670 million
50-74 bps	$804 million	$1.5 billion
75-99 bps	$546 million	$2.0 billion
100-150 bps	$1.8 billion	$3.8 billion
> 150 bps	$172 million	$4.0 billion

*excludes mortgage, credit cards, HELOCs

IRR Sensitivity Table			
	HWC As of 4Q21	HWC (Hedges Removed) As of 4Q21	Peers *
Immediate 100 bps	7.3%	8.4%	7.3%
Gradual 100 bps	3.2%	3.6%	4.3%

* Source: S&P Global Market Intelligence company public filings as of 3Q21



Deposits
$ in millions
Time Deposits
$1,129
4%
Interest-bearing public funds
$3,295
11%
Noninterest bearing
$14,393
47%
Interest-bearing transaction & savings
$11,650
38%

HANCOCK WHITNEY

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Core Fee Income Stable; Specialty Income Drives Total Decline Noninterest income totaled $89.6 million, down $3.7 million, or 4% linked-quarter; operating noninterest income totaled $86.0 million, down $2.8 million, or 3% linked-quarter 4Q21 included a $3.6 million gain from storm-related insurance proceeds (nonoperating item) 3Q21 included a $4.6 million gain from the sale of the remaining Hancock Horizon Funds (nonoperating item) The decrease in other noninterest income is primarily related to a lower level of specialty fees Lower Mortgage, Specialty Income Partly Offset by Higher Service Fees Noninterest income totaled $82.4 million, down $1.3 million, or 2% linked-quarter Service charges and bank card & ATM fees up primarily due to increased activity, although lower than pre-pandemic levels Secondary mortgage fees continue to be impacted by the favorable rate environment, albeit a lower level of refinance activity compared to previous quarters Other income decrease related to lower levels of specialty income (BOLI) in 4Q20 partially offset by higher derivative income Expect 1Q21 fee income to be down related to anticipated lower levels of specialty income and secondary mortgage fees Secondary Mortgage Fees $11.5 14%Other $12.8 16% Noninterest Income Mix 12/31/20 $s in millions Service Charges on Deposit $19.9 24% Investment & Annuity and Insurance $5.8 7% Trust Fees $14.8 18% Bank Card & ATM Fees $17.6 21% 3Q20 NON INTEREST INCOME SERVICE CHARGES ON DEPOSIT accounts bank card & atm fees investment & annuity income and insurance trust fees secondary mortgage fees other 4q20 Non interest income Pie chart

Expenses Beat 4Q21 Guidance as Impact of Efficiency Initiatives Evident Noninterest expense totaled $182.5 million, down $12.2 million linked-quarter; operating noninterest expense totaled $183.8 million, down $7.7 million, or 4% linked-quarter 4Q21 included $1.3 million of net nonoperating items mainly from reversals of hurricane and closed branch accruals 3Q21 results include $3.2 million of net nonoperating items mostly related to Hurricane Ida Decrease in personnel expense (operating) was related to savings associated with recent efficiency initiatives A Focus on Expense Control; More Initiatives Underway Noninterest expense totaled $193.1 million, down $2.7 million, or 1% LQ Decline in personnel expense related to savings from efficiency measures taken to-date, including staff attrition and recent financial center closures Increase in other expenses mainly related to nonrecurring hurricane expense and branch closures Expense reduction initiatives to-date Closed 12 financial centers in 4Q20 8 additional financial centers closures announced in 1Q21 Ongoing branch rationalization reviews Closed Wealth Management trust offices in the NE corridor FTE down 210 compared to June 30, 2020 through staff attrition and other initiatives Early retirement package offered to select employees in 1Q21 Expect 1Q21 expenses to be flat as efficiency initiatives continue and offset typical beginning of the year increases; does not include nonrecurring charges for certain initiatives (i.e. early retirement)

Solid Capital, TCE Impacted By OCI and Excess Liquidity TCE ratio 7.71%, down 14 bps LQ Change in tangible assets -27 bps Change in OCI -16 bps Dividends -7 bps Stock buyback -6 bps Tangible net earnings +41 bps Stock Compensation and other +1 bp Repurchased 393,527 shares of common stock during 4Q21 at an average price of $48.98 per share CET1 ratio estimated at 11.16%, virtually unchanged linked-quarter Will continue to manage capital in the best interests of the Company and our shareholders; our priorities are: Organic growth Dividends Buybacks M&A Tangible Common Equity Ratio Leverage (Tier 1) Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio December 31, 2021 7.71% 8.25%(e) 11.16%(e) 12.92%(e) September 30, 2021 7.85% 8.15% 11.17% 13.06% June 30, 2021 7.70% 7.83% 10.98% 12.94% March 31, 2021 7.26% 7.89% 11.00% 13.60% December 31, 2020 7.64% 7.88% 10.61% 13.22% (e) Estimated for most recent period-end Capital Rebuild Continues After 1H20 De-Risking Activities TCE ratio 7.64%, up 11 bps LQ (7.99% excluding PPP loans) Tangible net earnings +34 bps Change in tangible assets/additional excess liquidity -10 bps Dividends -7 bps Change in OCI & other -6 bps CET1 ratio 10.70%, up 40 bps linked-quarter Intend to pay quarterly dividend in consultation with examiners; board reviews dividend policy quarterly Buybacks on hold Tangible Common Equity Ratio Leverage (Tier 1) Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio December 31, 2020 7.64% 7.87%(e) 10.70%(e) 13.31%(e) September 30, 2020 7.53% 7.70% 10.30% 12.92% June 30, 2020 7.33% 7.37% 9.78% 12.36% March 31, 2020 8.00% 8.40% 10.02% 11.87% December 31, 2019 8.45% 8.76% 10.50% 11.90% (e) Estimated for most recent period-end; effective March 31, 2020 regulatory capital ratios reflect the election to use the five-year CECL transition rules

2022 Forward Guidance

	2021 Actual	FY 2022 Outlook **
Core Loans (EOP) (excl PPP loans) *	$20.6B (excl PPP loans)	Expect 6-8% EOP core loan growth; quarterly results will reflect normal seasonality
Deposits (EOP)	$30.5B	Expect EOP deposits to remain flat to slightly down
Net Interest Margin (NIM)	2.95% (FY21) 2.80% (4Q21)	Expect NIM to remain flattish to slightly down from 4Q21 until mid-year 2022 then begin to widen
Reserve for Credit Losses	$371.4MM or 1.76% of total loans	Future assumptions in economic forecasts will drive level of reserves; continuation of modest reserve releases expected over next several quarters
Noninterest Income (operating)	$353.4MM	Expect noninterest income to remain flattish as improvement in most fee categories are offset by lower secondary mortgage fees
Noninterest Expense (operating)	$760.1MM	Expect operating expense to be down approximately 2% from FY21
Effective Tax Rate	18.5%	19%-20%
Efficiency Ratio	57.29% (FY21) 56.57% (4Q21)	55% by 4Q22

3-Year Corporate Strategic Objectives (CSOs) to be achieved by 4Q24 **	2021 Actual	2021 Actual excluding nonoperating items, PPP and negative PLLL	Objective
ROA	1.32%	1.12%	1.35% - 1.45%
TCE	7.71%	NA	> 8%
ROTCE	17.74%	14.39%	> 15%
Efficiency Ratio	57.29%	60.62%	≤ 55%

* See slide 9 for details on PPP loans
** 2022 guidance and 3 year CSOs do not include rate increases

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HANCOCK WHITNEY

Path to 55% Efficiency Ratio

- Efficiency ratio target of 55% to be achieved by 4Q22
- Successfully implemented efficiency initiatives during 2021
- Thoughtful execution of revenue and efficiency strategies will continue into 2022:
  - Continued momentum in core loan growth at a mid-single digit LQA level throughout 2022
  - Maintain our focus on expense management in 2022
  - Additional efficiency initiatives (e.g. strategic procurement) will support the strategy of cost reductions to offset items like assumed wage inflation and new banker hires
  - Deployment of excess liquidity into loans and then reinvestment in the bond portfolio

- Revenue Catalyst: new banker hires
  - 15 new bankers were added in growth or new markets across the footprint, in 2H21, including middle market, commercial and healthcare, with more planned for 2022

- Dallas, TX +6
- San Antonio, TX +2
- Houston, TX +1
- Beaumont, TX +1
- Nashville, TN +2
- Tampa, FL +3



HANCOCK WHITNEY LOCATIONS

- Expense Catalyst: successful execution of efficiency efforts

	1Q20A	4Q21A	Change
Branches	215	177	-38
FTE	4,148	3,486	-662
Operating Expense	$203.3 million	$183.8 million	($19.5) million or -10%
Efficiency Ratio	62.1%	56.6%	-550 bps

- ER Progress to-date

Operating Revenue, Operating Expense & Efficiency Ratio



Target
63%
62%
61%
60%
59%
58%
57%
56%
55%
54%
53%

	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21
Operating Revenue	319.0	315.1	322.1	323.8	324.6	329.0	326.3	317.9
Operating Expense	203.3	196.5	195.8	193.1	193.1	191.8	191.5	183.8
Efficiency Ratio	62.1%	60.7%	59.3%	58.2%	58.1%	57.0%	57.4%	56.6%

20

HANCOCK WHITNEY

Strategic Plan Designed To Provide Meaningful Shareholder Returns Updated CSOs Recover value and establish forward momentum Employer of Choice Path to 55% Efficiency Ratio Expense focus continues in order to fund revenue enhancements Revenue enhancements are the main driver in achieving goal by 4Q22 Leverage current infrastructure for growth Regain pre-pandemic pace Demonstrate ability to manage any perceived credit overhang Attract, develop, retain top talent (i.e., new banker hires in growth markets) Remain source of strength for clients, associates, and communities ESG will remain an important part of our corporate strategy

Appendix and Non-GAAP Reconciliations Appendix and Non-GAAP Reconciliations CHANCOCK WHITNEY

Summary Income Statement ($ in millions, except for share data)

			Change					Change
4Q21	3Q21	4Q20	LQ	Prior Year		YTD 2021	YTD 2020	Y-o-Y
231.9	237.5	241.4	(5.6)	(9.5)	Net Interest Income (TE)	944.4	955.5	(11.1)
(28.4)	(27.0)	24.2	(1.4)	(52.6)	Provision for Credit Losses	(77.5)	602.9	(680.4)
89.6	93.4	82.4	(3.8)	7.2	Noninterest Income	364.3	324.4	39.9
182.5	194.7	193.1	(12.2)	(10.6)	Noninterest Expense	807.0	788.8	18.2
164.8	160.3	103.3	4.5	61.5	Income (loss) before Income Tax	568.1	(124.7)	692.9
27.1	30.7	(0.3)	(3.6)	27.4	Income Tax Expense (Benefit)	104.8	(79.6)	184.4
137.7	129.6	103.6	8.1	34.1	Net Income (loss)	463.2	(45.2)	508.4
134.2	134.8	130.6	(0.6)	3.6	Operating PPNR (TE)*	537.6	491.2	46.4
137.7	129.6	103.6	8.2	34.1	Net Income (loss)	463.2	(45.1)	508.4
(2.5)	(2.4)	(2.1)	(0.1)	(0.4)	Net Income or dividends allocated to participating securities	(9.1)	(1.8)	(7.3)
135.2	127.2	101.5	8.0	33.7	Net Income (loss) available to common shareholders	454.1	(46.9)	501.1
87.1	87.0	86.7	0.1	0.4	Weighted average common shares - diluted	87.0	86.5	0.5
1.55	1.46	1.17	0.09	0.38	Reported EPS	5.22	(0.54)	5.76
2.80%	2.94%	3.22%	-14 bps	-42 bps	NIM	2.95%	3.27%	-32 bps
1.53%	1.46%	1.25%	7 bps	28 bps	ROA	1.32%	-0.14%	146 bps
15.00%	14.26%	12.10%	74 bps	290 bps	ROE	13.07%	-1.32%	1439 bps
56.57%	57.44%	58.23%	-87 bps	-166 bps	Efficiency Ratio	57.29%	60.07%	-278 bps

*Non-GAAP measure: see slide 27 for non-GAAP reconciliation

23

HANCOCK WHITNEY

Summary Balance Sheet ($ in millions) 4Q21 includes $0.5 billion, 3Q21 includes $0.9 billion and 4Q20 includes $2.0 billion in PPP loans, net 4Q21 includes $0.7 billion, 3Q21 includes $1.2 billion and 4Q20 includes $2.2 billion in average PPP loans, net Average securities excludes unrealized gain/(loss) Summary Balance Sheet ($ in millions) 4Q20 and YTD 2020 include $2.0 billion and 3Q20 included $2.3 billion in PPP loans, net Average securities excludes unrealized gain /(loss)       Change       Change 4Q20 3Q20 4Q19 LQ PY Line Item YTD 2020 YTD 2019 Y-o-Y           EOP Balance Sheet       $21,789.9 $22,240.2 $21,212.8 ($450.3) $577.1 Loans (1) $21,789.9 $21,212.8 $577.1 7,356.5 7,056.3 6,243.3 300.2 1,113.2 Securities 7,356.5 6,243.3 1,113.2 30,616.3 30,179.1 27,622.2 437.2 2,994.1 Earning Assets 30,616.3 27,622.2 2,994.1 33,638.6 33,193.3 30,600.8 445.3 3,037.8 Total assets 33,638.6 30,600.8 3,037.8                   $27,698.0 $27,030.7 $23,803.6 $667.3 $3,894.4 Deposits $27,698.0 $23,803.6 $3,894.4 1,667.5 1,906.9 2,714.9 (239.4) (1,047.4) Short-term borrowings 1,667.5 2,714.9 (1,047.4) 30,199.6 29,817.7 27,133.1 381.9 3,066.5 Total Liabilities 30,199.6 27,133.1 3,066.5 3,439.0 3,375.6 3,467.7 63.4 (28.7) Stockholders' Equity 3,439.0 3,467.7 (28.7)                             Avg Balance Sheet       $22,065.7 $22,407.8 $21,037.9 ($342.1) $1,027.8 Loans $22,166.5 $20,380.0 $1,786.5 6,921.1 6,389.2 6,201.6 531.9 719.5 Securities (2) 6,398.7 5,864.2 534.5 29,875.5 29,412.3 27,441.5 463.2 2,434.0 Average earning assets 29,235.3 26,476.9 2,758.4 33,067.5 32,685.4 30,343.3 382.1 2,724.2 Total assets 32,391.0 29,125.4 3,265.6                   $27,040.4 $26,763.8 $23,848.4 $276.6 $3,192.0 Deposits $26,212.3 $23,299.3 $2,913.0 1,779.5 1,733.3 2,393.4 46.2 (613.9) Short-term borrowings 1,978.2 1,942.1 36.1 29,660.8 29,333.8 26,869.6 327.0 2,791.2 Total Liabilities 28,957.9 25,822.8 3,135.1 3,406.6 3,351.6 3,473.7 55.0 (67.1) Stockholders' Equity 3,433.1 3,302.7 130.4 3.99% 3.95% 4.69% 4 bps -70 bps Loan Yield 4.13% 4.81% -68 bps 2.23% 2.31% 2.56% -8 bps -33 bps Securities Yield 2.38% 2.62% -24 bps 0.31% 0.39% 1.11% -8 bps -80 bps Cost of IB Deposits 0.57% 1.25% -68 bps 79% 82% 89% -361 bps -1045 bps Loan/Deposit Ratio (Period End) 79% 89% -1045 bps CHANCOCK WHITNEY 26       Change       Change 4Q21 3Q21 4Q20 LQ Prior Year   YTD 2021 YTD 2020 Y-o-Y           EOP Balance Sheet       21,134.3 20,886.0 21,789.9 248.3 (655.6) Loans (1) 21,134.3 21,789.9 (655.6) 8,552.4 8,308.6 7,356.5 243.8 1,195.9 Securities 8,552.4 7,356.5 1,195.9 33,610.4 32,348.0 30,616.3 1,262.4 2,994.1 Earning Assets 33,610.4 30,616.3 2,994.1 36,531.2 35,318.3 33,638.6 1,212.9 2,892.6 Total assets 36,531.2 33,638.6 2,892.6                   30,465.9 29,208.1 27,697.9 1,257.8 2,768.0 Deposits 30,465.9 27,697.9 2,768.0 1,665.1 1,745.2 1,667.5 (80.1) (2.4) Short-term borrowings 1,665.1 1,667.5 (2.4) 32,860.9 31,688.5 30,199.6 1,172.4 2,661.3 Total Liabilities 32,860.9 30,199.6 2,661.3 3,670.4 3,629.8 3,439.0 40.6 231.4 Stockholders' Equity 3,670.4 3,439.0 231.4                             Avg Balance Sheet       20,770.1 20,941.2 22,065.7 (171.1) (1,295.6) Loans (2) 21,207.9 22,166.5 (958.6) 8,378.3 8,368.8 6,921.1 9.5 1,457.2 Securities (3) 8,105.8 6,398.7 1,707.1 32,913.7 32,097.4 29,875.5 816.3 3,038.2 Average earning assets 32,060.9 29,235.3 2,825.6 35,829.0 35,208.0 33,067.5 621.0 2,761.5 Total assets 35,075.4 32,391.0 2,684.4                   29,750.7 29,237.3 27,040.4 513.4 2,710.3 Deposits 29,093.7 26,212.3 2,881.4 1,691.6 1,612.3 1,779.5 79.3 (87.9) Short-term borrowings 1,663.2 1,978.2 (315.0) 32,187.0 31,601.9 29,660.8 585.1 2,526.2 Total Liabilities 31,530.1 28,957.9 2,572.2 3,642.0 3,606.1 3,406.6 35.9 235.4 Stockholders' Equity 3,545.3 3,433.1 112.2                   3.83% 3.90% 3.99% -7 bps -16 bps Loan Yield 3.92% 4.13% -21 bps 1.86% 1.91% 2.23% -5 bps -37 bps Securities Yield 1.92% 2.38% -46 bps 0.12% 0.13% 0.31% -1 bp -19 bps Cost of IB Deposits 0.17% 0.57% -40 bps 69.37% 71.51% 78.67% -214 bps -930 bps Loan/Deposit Ratio 69.37% 78.67% -930 bps

Results *Non-GAAP measures: see slide 27 for non-GAAP reconciliation   4Q20 1Q21 2Q21 3Q21 4Q21 Operating PPNR (TE)* ($000) 130,607 131,526 137,176 134,784 134,152 Net Interest Income (TE) ($000) 241,401 237,509 237,498 237,477 231,931 Net Interest Margin (TE) 3.22% 3.09% 2.96% 2.94% 2.80% Operating Noninterest Income* ($000) 82,350 87,089 91,472 88,785 86,012 Operating Expense* ($000) 193,144 193,072 191,793 191,477 183,791 Efficiency Ratio 58.23% 58.12% 57.01% 57.44% 56.57% Results *Non-GAAP measures. See slides 29-31 for non-GAAP reconciliations   4Q19 1Q20 2Q20 3Q20 4Q20 Operating PPNR (TE)* ($000) 125,660 115,688 118,518 126,346 130,607 Net Interest Income (TE)* ($000) 236,736 234,636 241,114 238,372 241,401 Net Interest Margin (TE)* 3.43% 3.41% 3.23% 3.23% 3.22% Noninterest Income ($000) 82,924 84,387 73,943 83,748 82,350 Operating Expense* ($000) 194,000 203,335 196,539 195,774 193,144 Efficiency Ratio* 58.88% 62.06% 60.74% 59.29% 58.23% CHANCOCK WHITNEY 27

Balance Sheet Summary   4Q20 1Q21 2Q21 3Q21 4Q21 Average Loans ($MM) 22,066 21,745 21,389 20,941 20,770 Average Total Securities ($MM) 6,921 7,469 8,195 8,369 8,378 Average Deposits ($MM) 27,040 28,139 29,229 29,237 29,751 Loan Yield (TE) 3.99% 4.01% 3.95% 3.90% 3.83% Cost of Deposits 0.18% 0.13% 0.10% 0.07% 0.06% Tangible Common Equity Ratio 7.64% 7.26% 7.70% 7.85% 7.71% Balance Sheet Summary   4Q19 1Q20 2Q20 3Q20 4Q20 Average Loans ($MM) 21,038 21,234 22,957 22,408 22,066 Average Total Securities ($MM) 6,202 6,149 6,130 6,389 6,921 Average Deposits ($MM) 23,848 24,327 26,703 26,764 27,040 Loan Yield (TE) 4.69% 4.56% 4.04% 3.95% 3.99% Cost of Interest Bearing Deposits 1.11% 1.01% 0.58% 0.39% 0.31% Tangible Common Equity Ratio 8.45% 8.00% 7.33% 7.53% 7.64% CHANCOCK WHITNEY 28

Operating Revenue (TE), Operating PPNR (TE) Reconciliations   Three Months Ended (in thousands) 12/31/2021 9/30/2021 6/30/2021 3/31/2021 12/31/2020 Net interest income $229,296 $234,709 $234,643 $234,587 $238,286 Noninterest income 89,612 93,361 94,272 87,089 82,350 Total revenue $318,908 $328,070 $328,915 $321,676 $320,636 Taxable equivalent adjustment 2,635 2,768 2,854 2,922 3,115 Nonoperating revenue (3,600) (4,576) (2,800) — — Operating revenue (TE) $317,943 $326,262 $328,969 $324,598 $323,751 Noninterest expense (182,462) (194,703) (236,770) (193,072) (193,144) Nonoperating expense (1,329) 3,225 44,977 — — Operating expense (183,791) (191,478) (191,793) (193,072) (193,144) Operating pre-provision net revenue (TE) $134,152 $134,784 $137,176 $131,526 $130,607 Total Revenue (TE), Operating PPNR (TE) Reconciliations Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.   Three Months Ended (in thousands) 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Net interest income $238,286 $235,183 $237,866 $231,188 $233,156 Noninterest income 82,350 83,748 73,943 84,387 82,924 Total revenue $320,636 $318,931 $311,809 $315,575 $316,080 Taxable equivalent adjustment 3,115 3,189 3,248 3,448 3,580 Total revenue (TE) $323,751 $322,120 $315,057 $319,023 $319,660 Noninterest expense (193,144) (195,774) (196,539) (203,335) (197,856) Nonoperating expense — — — — 3,856 Operating pre-provision net revenue $130,607 $126,346 $118,518 $115,688 $125,660 CHANCOCK WHITNEY 31 Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21% (in thousands) 4Q21 3Q21 2Q21 Nonoperating Income       Gain from hurricane-related insurance settlement $3,600 $ -— $ -— Gain on sale of Hancock Horizon Funds -— 4,576 -— Gain on sale of Mastercard Class B common stock -— -— 2,800 Nonoperating Expense       Efficiency initiatives (649) (1,867) 40,812 Hurricane related expenses (680) 5,092 -— Loss on redemption of subordinated debentures -— -— 4,165 Total Nonoperating (income)/expense items, net ($4,929) ($1,351) $42,177 Nonoperating Items

Commercial Loans (C&I, CRE, C&D)* *Excludes $0.9 billion in PPP loans As of December 31, 2021 HNCOCK WHITNEY 10 Total Commercial Loans Outstanding % of Total Loans Commitment ($s in millions) Real Estate, Rental and Leasing $3,347 16.2% $4,827 Health Care and Social Assistance 1,889 9.2% 2,346 Retail Trade 1,852 9.0% 2,301 Construction 1,136 5.5% 2,093 Hospitality 1,033 5.0% 1,168 Manufacturing 936 4.5% 1,543 Finance and Insurance 903 4.4% 1,567 Wholesale Trade 845 4.1% 1,479 Transportation and Warehousing 804 3.9% 1,083 Professional, Scientific, and Technical Services 637 3.1% 1,044 Public Administration 597 2.9% 620 Other Services (except Public Administration) 468 2.3% 587 Educational Services 293 1.4% 438 Energy 267 1.3% 433 Administrative and Support and Waste Mgmt and Remediation Services 240 1.2% 375 Other (less than 1% individually) 1,349 6.5% 2,664 Grand Total $16,596 80.6% $24,568 *Excludes $531 million in PPP loans

Current Hedge Positions Cash Flow (CF) Hedges Current net receive on notional CF hedges is approximately 1.42% on $1.1 billion or approximately $16 million annualized with no rate changes $500 million of CF hedges terminated in 3Q21 will provide NII support of $19.2 million in 2022 and 2023 collectively No additional CF hedges were terminated in 4Q21 Total Termination Value on remaining active CF Hedges is approximately $2.8 million as of 12/31/21 Termination locks in current economic value but removes protection of the hedge, therefore increasing asset sensitivity $475 million of existing CF hedges will mature over the course of 2022 Fair Value (FV) Hedges $2.1 billion in securities are hedged with $1.8 billion of FV hedges Duration (Market Price Risk) reduced from approximately 7.7 to 3.5 on hedged securities Current Termination Value of FV hedges is approximately $11.5 million at 12/31/2021 FV hedges become fully effective beginning June 2023 through August 2025; at that point we pay fixed 1.32% and receive the fed fund effective rate (resulting in these bonds being a variable rate of FF plus 33 bps)

Fourth Quarter 2021 Earnings Conference Call 1/18/2022 HANCOCK WHITNEY